Exhibit 10.39
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                     SEPARATION AND MUTUAL RELEASE AGREEMENT


     THIS SEPARATION AND MUTUAL RELEASE AGREEMENT (this "Agreement") is entered into as of February 19, 2007 (the "Execution Date") by and between Joel Hoffner ("Hoffner") and Paragon Technologies, Inc. (the "Company").

     WHEREAS, Hoffner has been serving as President and Chief Executive Officer of the Company as a full-time employee;

     WHEREAS, Hoffner desires to resign from his positions as a director, officer and employee of the Company effective as of March 1, 2007 (the "Termination Date"); and

     WHEREAS, in appreciation of Hoffner's service to the Company and his undertakings in this Agreement, the Company has agreed to provide
Hoffner with certain rights and benefits, subject to the execution of this Agreement.

     NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1.    Consideration; Acknowledgements; Cessation of Service.
           -----------------------------------------------------

           (a) Hoffner hereby resigns all positions held with the Company as a director, officer and employee effective as of the Termination Date.

           (b) In consideration for Hoffner entering into this Agreement and provided that Hoffner does not fail to comply with the terms of this Agreement, Hoffner shall continue to receive his regular salary and all employee benefits, including monthly auto allowance and compensation for accrued unused vacation , for a period of one (1) month following the Termination Date, until March 31, 2007.

           (c) Hoffner acknowledges that: (i) Hoffner has no entitlement under any other severance or similar arrangement maintained by the Company or any of its affiliates and (ii) except as otherwise provided specifically in this Agreement, the Company has no other liability or obligation to Hoffner. Hoffner further acknowledges that, in the absence of his execution of this Agreement, the benefits specified above in Section 1(b) would not otherwise be due to him.

     2.    General Release.
           ---------------

           (a) Hoffner hereby fully and forever releases and discharges the Company, and all predecessors and successors, assigns, stockholders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a "Released Person") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Agreement, including, but not limited to, any claims for relief or causes of action under any federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law. The foregoing will not be deemed to release the Company from (i) any obligation arising under this Agreement or any other agreement executed on this day between Hoffner and the Company, (ii) claims solely to enforce this Agreement, or (iii) claims for indemnification under the Company's Bylaws, if applicable. Hoffner understands that the release contained in this Section 2 extends to all of the aforementioned claims and potential claims which arose on or before the date of this Agreement, including pre- and post-employment causes of action, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Agreement.

           (b) The Company hereby fully and forever releases and discharges the Hoffner, and his heirs and assigns from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Agreement. The foregoing will not be deemed to release Hoffner from (i) any obligation arising under this Agreement or (ii) claims solely to enforce this Agreement.

     3.    No Disruption. Hoffner shall not attempt to disrupt the Company's
           -------------
operations in any manner whatsoever. In particular, but without limitation, Hoffner will not disparage any Released Person or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Released Person.

     4.    Miscellaneous.
           -------------

           (a)   No Reinstatement. Hoffner waives any right to reinstatement to
                 ----------------
employment with the Company. Hoffner shall not take legal action of any kind as a result of a refusal by the Company to consider him for employment or reinstatement.

           (b)   Successors and Assigns. This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the Company and Hoffner and their respective successors, permitted assigns, executors, administrators and heirs. Hoffner may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

           (c)   Severability. Whenever possible, each provision of this
                 ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

           (d)   Entire Agreement; Amendments. Except as otherwise provided
                 ----------------------------
herein, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

           (e)   Governing Law. This Agreement shall be governed by, and
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enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

           (f)   Counterparts and Facsimiles. This Agreement may be executed,
                 ---------------------------
including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.


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                            [signature page follows]
















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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Hoffner has executed this Agreement, in each case on the date first above written.

                               PARAGON TECHNOLOGIES, INC.


                               By:      /s/ Theodore Myers
                                        ----------------------------------------
                               Name:    Theodore Myers
                               Title:   Chairman of the Board



                               /s/ Joel Hoffner
                               -------------------------------------------------
                               JOEL HOFFNER






















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